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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------

                     AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
          (Exact name of registrant issuer as specified in its charter)

               DELAWARE                                 13-4018241
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                              10700 BREN ROAD WEST
                           MINNETONKA, MINNESOTA 55343
          (Address of principal executive offices, including zip code)

                          -----------------------------

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE.

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this from relates:
333-37488

        Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

         The Registrant incorporates herein by reference the sections entitled "Description of Capital Stock--Common Stock," and "Description of Capital Stock--Anti-Takeover Provisions of Delaware Law" in the Prospectus portion of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-37488 (the "Registration Statement")) filed by the Registrant under the Securities Act of 1933, as amended, as the same may be subsequently amended by amendments to the Registration Statement, and to the extent applicable, such sections of any prospectus relating to such Registration Statement filed with the Securities and Exchange Commission pursuant to Rule 424(b) under Securities Act of 1933, as amended.

Item 2.  Exhibits.

         The following is a list of all exhibits filed as part of this Registration Statement:

         Exhibit 1 Registrant's Amended and Restated Certificate of Incorporation (to be effective upon completion of the offering) (incorporated by reference to Exhibit 3.1 to the Registration Statement)

         Exhibit 2     Registrant's Bylaws (incorporated by reference to Exhibit
                       3.2 to the Registration Statement)

         Exhibit 3 Stockholders Agreement, dated April 17, 2000, among Warburg, Pincus Equity Partners, L.P., the then existing stockholders of American Medical Systems Holdings, Inc. and American Medical Systems Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Registration Statement).

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.


Dated:  May 26, 2000              By:    /s/ Douglas W. Kohrs
                                       --------------------------------------
                                       Douglas W. Kohrs
                                  Its: President and Chief Executive Officer





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                     AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

               EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM 8-A

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EXHIBIT                                                                                   METHOD OF FILING
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
Exhibit 1         Registrant's Certificate of Incorporation.......................    Incorporated by reference to
                                                                                      Exhibit 3.1 to the Registrant's
                                                                                      Registration Statement on Form
                                                                                      S-1 (Reg. No. 333-37488) (the
                                                                                      "Registration Statement")

Exhibit 2         Registrant's Bylaws.............................................    Incorporated by reference to
                                                                                      Exhibit 3.2 to the Registration
                                                                                      Statement

Exhibit 3         Stockholders Agreement, dated April 17, 2000, among Warburg,
                  Pincus Equity Partners, L.P., the then existing stockholders of
                  American Medical Systems Holdings, Inc. and American Medical
                  Systems Holdings, Inc...........................................    Incorporated by reference to
                                                                                      Exhibit 10.1 to the
                                                                                      Registration Statement
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